UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2020

BIOXYTRAN, INC.

(Exact Name if Business Issuer as specified in its Charter)

Nevada	001-35027	26-2797630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 Needham Street,
Suite 300

Newton MA, 02464

(Address of principal executive offices, including zip code)

(617) 494-1199

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BIXT	OTCQB

Item 1.01. Entry Into a Material Definitive Agreement.

On February 21, 2020, Bioxytran, Inc. (the “Company”) fully paid-off a Convertible Debenture in the aggregate principal amount of $250,000 (the “Autus Debenture”) to Auctus Fund, LLC.

On February 18, 2020, Bioxytran, Inc. (the “Company”) entered into a Securities Purchase Agreement (“PU SPA”) with Power Up Lending Group LLC (“PU”) for the purchase of a Convertible Debenture in the aggregate principal amount of $56,600 (the “PU Debenture”), carrying an interest rate of 8%, and due on February 18, 2021. The purchase price on the PU Debenture was $55,000 and carried due diligence and legal fees of $3,000 with the funds received by the Company on February 21, 2020.

The PU Debenture may be converted at any time after 180 days from the issue date into shares of Company’s common stock, par value $.001 per share (the “Common Stock”) at a price equal to Sixty Five percent (65%) of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures, subject to adjustment for certain penalties. The PU Debenture may be converted to up to a maximum of 4.99% of the issued and outstanding Common Stock of the Company. The PU Debenture permits the Company to pre-pay its obligations at a premium prior to maturity.

On February 19, 2020, Bioxytran, Inc. (the “Company”) entered into a Securities Purchase Agreement (“CrB SPA”) with Crown Bridge Partners, LLC (“CrB”) for the purchase of a Convertible Debenture in the aggregate principal amount of $55,000 (the “CrB Debenture”), carrying an interest rate of 4%, and due on February 19, 2021. The purchase price on the CrB Debenture was $49,500 and carried a legal fee of $1,500 with the funds received by the Company on February 25, 2020.

The CrB Debenture may be converted at any time after 180 days from the issue date into shares of Company’s common stock, par value $.001 per share (the “Common Stock”) at a price equal to equal to the lesser of (a) $0.80 or (b) Sixty Five percent (65%) of the lowest traded price (as reported by Bloomberg LP) of the Common Stock for the twenty (20) Trading Days immediately preceding the date of the date of conversion of the Debentures, subject to adjustment for certain penalties. The CrB Debenture may be converted to up to a maximum of 4.99% of the issued and outstanding Common Stock of the Company. The CrB Debenture permits the Company to pre-pay its obligations at a premium prior to maturity. The Company issued a warrant to purchase 22,000 shares of its Common Stock with an exercise price of $2.00 per share expiring in 5 years with cashless exercise provisions.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
10.47	Securities Purchase Agreement between Power Up Lending Group LLC and Bioxytran, Inc., dated January 18, 2020

10.48	8% Convertible Debenture of Bioxytran, Inc. to Power Up Lending Group LLC in the Principal Amount of $56,600 dated January 18, 2020

10.49	Securities Purchase Agreement between Crown Bridge Partners, LLC and Bioxytran, Inc., dated October 30, 2019.

10.50	4% Convertible Note of Bioxytran, Inc. to Crown Bridge Partners, LLC in the Principal Amount of $55,000 dated October 30, 2019

10.51	Warrant to Purchase 22,000 shares of Common Stock of Bioxytran.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ David Platt
Name:	Dr. David Platt
Title:	President and Chief Executive Officer

Dated: February 25, 2020

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